Exhibit (a)(1)(C)
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Share Option Exchange Program Opens June 10th, 2010 Expected to close July 9th, 2010, at 6 am U.S. Mountain Time Welcome to The ProLogis offer website! Please enter your Login ID and Password. If you have misplaced or did not received your Password, or you do not remember your Password, click here Lotjin ID: | INSt Case Sensitive; Password: [Case Sensitive; ENTER

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Share Option Exchange Program Opens June 10th, 2010 Expected to close July 9th, 2010, at 6 am U.S. Mountain Time To change your password, fill in the fields below and then click “update”. Note that your new password must be at least B characters long and contain 3 of the following1 an upper case letter, a lower case letter a number, or a special character. Enter Login ID: Enter Old Password: Enter Hew Password: Re-enter Hew Password: Update

Welcome Page
Share Option Exchange Program Opens June 10th, 2010 Expected to close July 9th, 2010, at 6 am U.S. Mountain Time Welcome: Home Logout Learn Click on any of the links below to learn more. Email from Walt Rakowich. our Chief Executive Officer, dated June 10. 2010 Offer to Exchange Election Form (printable copy for fax submissions. Must be used by employees located in either France or Poland) FAQs Employee Presentation Materials Schedule TO — Tender Offer Statement The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems. f > Make My Election You have 28 days left to elect whetherto keep your Eligible Option Grants or exchange some or all of them for Restricted Share Units. View/Make/Change My Election r > Need Help? Contact Stock Plan Administration by phone at (303) 567-5277 or (91 5) 298-6650 or by email at stockplan@proloqis.com. Change or Reset Your Password Done ~S.NEXT

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Before completing and submitting an election via this offer website, please make sure you have received and understand the documents that comprise this offer to exchange certain outstanding share options for restricted share units or cash (the "offer"), including (1) the Offer to Exchange Certain Outstanding Share Options for Restricted Share Units or Cash (referred to as the "Offer to Exchange"); (2) the email from Walt Rakowich, our Chief Executive Officer via Stock Plan Administration, dated June 10, 2010; and (3) the election form, together with its instructions. The offer is subject to the terms of these documents, as they may be amended. The offer provides eligible employees the opportunity to exchange eligible options for restricted share units ("RSUs") or cash (with respect to eligible employees subject to tax in Canada) as set forth in Section 2 of the Offer to Exchange. This offer expires at 6:00 a.m., U.S. Mountain Time, on July 9, 2010, unless extended. **PLEASE FOLLOW THE ELECTION INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER.**

In accordance with the terms outlined in the offer documents, if you elect to exchange your eligible options, the number of RSUs, or cash payment (with respect to eligible employees subject to tax in Canada), you receive will depend on the per share exercise price and number of eligible options that you elect to exchange pursuant to the offer and the applicable exchange ratio, as described in Section 2 of the Offer to Exchange. If you participate in this offer, you may exchange outstanding options granted to you by ProLogis with a per share exercise price greater than $15.04 under our 2006 Long-Term Incentive Plan, as amended, or our 1997 Long-Term Incentive Plan, as amended, that remain outstanding and unexercised as of the expiration date of the offer, currently expected to be July 9, 2010. None of the RSUs will be vested on the date of grant, unless necessary or most practical under non-U.S. law, as described in the Offer to Exchange. Each RSU award will be subject generally to a vesting schedule based on the extent to which shares are vested under the eligible option that is cancelled in exchange for such RSU award. The vesting period of the RSUs issued in exchange for such eligible option is scheduled to occur over a certain period, following the grant date of the RSUs, subject generally to your continued employment through each relevant vesting date. Cash payments (with respect to eligible employees subject to tax in Canada who participate in the offer), less any applicable withholdings, will be made promptly following the expiration of the offer and accordingly, are not subject to a vesting schedule. See Section 9 of the Offer to Exchange for further details. You will lose your rights to all exchanged options that are cancelled under the offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

To participate in the offer to exchange some or all of your eligible option grants, you must complete and submit your election by 6:00 a.m., U.S. Mountain Time, on July 9, 2010 (unless we extend the offer). Eligible employees, other than employees located in either France or Poland, may submit their election via this offer website. Alternatively, you may sign, date and deliver the completed election form via facsimile to Kristi Oberson, Stock Plan Administration, at (303) 567 5761. However, if you are an eligible employee located in France or Poland, you may submit your election only via facsimile, as a result of applicable local laws that restrict the submission of elections via this offer website. Additionally, vested under the eligible option that is cancelled in exchange for such RSU award. The vesting period of the RSUs issued in exchange for such eligible option is scheduled to occur over a certain period, following the grant date of the RSUs. subject generally to your continued employment through each relevant vesting date. Cash payments (with respect to eligible employees subject to tax in Canada who participate in the offer;, less any applicable withholdings. will be made promptly following the expiration of the offer and accordingly, are not subject to a vesting schedule. See Section 9 of the Offer to Exchange for further details. You will lose your rights to all exchanged options that are cancelled under the offer. BY PARTICIPATING. YOU AGREE TO ALL TERM S OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS. To participate in the offer to exchange some or all of your eligible option grants, you must complete and submit your election by 6:00 a.m.. U.S. Mountain Time, on July 9. 2010 (unless we extend the offer;. Eligible employees, other than employees located in either France or Poland, may submit their election via this offer website. Alternatively, you may sign, date and deliver the completed election form via facsimile to Kristi Oberson. Stock Plan Administration, at (303) 567 5761. However, if you are an eligible employee located in France or Poland, you may submit your election only via facsimile, as a result of applicable local laws that restrict the submission of elections via this offer website. Additionally. if you are an eligible employee subject to tax in the Netherlands, you also must agree to and sign any tax ruling obtained from the Netherlands tax authorities (confirming the tax neutral aspect of the exchange; in orderto exchange your eligible options. Only elections that are completed, signed (electronically or otherwise} and actually received via the offer website (other than eligible employees located in either France or Poland) or via facsimile by” the deadline will be accepted. Elections submitted by any other means, including email, hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service; are not permitted. You may change your mind after you have submitted an election by submitting a new election before the offer expiration date. At any time prior to the offer expiration date, you may change your previous election and withdraw some or all of your eligible options from the offer, or elect to exchange additional eligible option grants, fewer eligible option grants, all of your eligible option grants or none of your eligible option grants. You may change your mind as many times as you wish, but vou will be bound by the last properly submitted election we receive by the offer expiration date. To help you recall your eligible options and give you the information necessary to make an informed decision, please refer to the grant information available on this offer website that lists your eligible option grants, the grant date of your eligible option grants, the exercise price of each of your eligible option grants, the number of common shares subjectto each of your eligible option grants and the number of vested options for each of your eligible option grants. If you are unable to access your grant information via the offer website, you may contact Stock Plan Administration by phone at (303) 567 5277 or (915)290 6650 or by email at stockplan(5>prologis.com. Done

Election Page
Share Option Exchange Program Opens June 10th, 2010 Expected to close July 91h, 2010, at 6 arn U.S. Mountain Time Welcome: Home Logout • Make My Election (Step 1 of 4) Indicate your decision to exchange your Eligible Option Grants identified below for Restricted Share Units by selecting the ‘Yes” choice in the Election column of the table belowforthat particular Eligible Option Grant. If you do not want to exchange one or more of your Eligible Option Grants, select the “No” choice in the Election column of the table below for that particular Eligible Option Grant. If you do not select the Tes” choice with respectto an Eligible Option Grant, your election with respect to that Option Grant will default to “No”. In that event, the Eligible Option Grant will not be exchanged. Eligible employees located in either France or Poland must submit their election only via facsimile You may not exchange only a portion of an Eligible Option Grant. Reminder Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer: Email from Walt Rakowich. our Chief Executive Officer, dated June 10, 2010 Offer to Exchange Election Form (printable copy for fax submissions, Must be used by employees located in either France or Poland) . FAQs Employee Presentation Materials Schedule TO — Tender Offer Statement Breakeven Calculator Eligible Option Grant Restricted Share Units Done

Election Page (cont’d)
Breakeven Calculator Eligible Option Giant Restricted Share Units M RSU pies 0Mo * Projected as tt July 9.2010. There are no eligible options that are scheduled to vest or expire between Jjne 10. 2010 and July 9.2010. However. note that the number of outstanding options and ine number of vested options indicated in the table- above assumes Hist (tie- otter expires as at 6:00 a.m., U.S. Mountain Time on July 5 2010. If tne otter is extended, the adust number or options that will be outstanding andJOr vested as of the expiration of the oner and for *hicfi vou would be eligible t-o receive RSUs or cash payment in exchange may be different from tne numbers indicated In the )3ble above. Additionally. any option that expires prior(O the expiration date of the offer will not be in eligible opbon. Further rote that an;. Option ..flu exercise prior to the expiration date of the Offer will no! he an eligible option to the e*f$nt exercised “ if you are located in either France or Poland, you cannot mate your elections online. Please complete, date and manuaii. sign me Election Form (a link to me form is provided above) and send it via facsimile to knsii Ooerson. Stock Plan Administration at l3G3) 567-57*1. This, offer is not a one-for-one exchange ol your eligible options for RSUs. Eligible opbons Dial are tendered by eligible employees, older than eligible employees subject to lax m Canada, and thai are cancelled pursuant to the offer Ml be exchanged on a grant-b,.-grant basis for a lesser number of RSUs. Due (o local law requirements, eligible options that are tendered by eligible employees subject lo is* m Canada and that are cancelled pursuant lo Ihe oner will be exchanged for a cash payment based on the number of common shares underlying the grant of exchanged opuonsajid an exchange ratio.

Election Page (cont’d)
The final exchange ratios will be determined by dividing the closing sales price of our common shares on the New York Stock Exchange as of the last trading day immediately prior to the offer expiration date, by the lowest fair value of an eligible option in the applicable tier (as such tiers are set forth in the Offer to Exchange;. For this purpose, the applicable tier is the tier that contains the per share exercise price of your eligible option. The fair values of the options are determined based on the Black-Scholes option pricing model. The Black-Scholes value of the eligible options will be calculated as of the last trading day of our common shares on the New York Stock Exchange immediately prior to the offer expiration date using the closing sales price of our common shares on such date (currently expected to be July S, 2010). Therefore, the Black-Scholes value of the eligible options, and accordingly, the exchange ratio applicable to each of your eligible option grants, will not be known until Hie day immediately prior to the offer expiration date. For eligible employees other than those subject to tax in Canada, the number of RSUs that will be granted will be determined as fa) the number of common shares underlying the grant of exchanged options, divided by (b) the applicable exchange ratio, with any fractional shares rounded down to the nearest whole RSU. on a grant-by-grant basis. For eligible employees subject to tax in Canada, the amount of cash that will be paid will be determined as (a) the number of common shares underlying the grant of exchanged options, divided by (b: the applicable exchange ratio. multiplied by (c: the closing sales price of our common shares on the New York Stock Exchange as of the last trading day immediately prior to the offer expiration date, rounded to (tie nearest whole cent. To ensure that you will have the information you need to make an informed decision based on the number of RSUs that could be granted, or cash payment that could be made, for your exchanged options, we will post on this website and email you the closing sales price of our common shares forthe last trading day immediately prior to the offer expiration date and the final exchange ratios that will apply to the eligible options in each of the tiers described in the Offer to Exchange. We will also deliver to you (by email or other method) a notification of these terms and such terms will be made available on this offer website. Currently, the offer expiration date is expected to be 6:00 a.m.. U.S. Mountain Time. on July 9. 2010. Accordingly, the closing sales price of our common shares and the exchange ratios currently are expected to be posted on this offer website and emailed to you after the close of the trading day on July 8. 2010. If the offer expiration date is extended, then the date on which the exchange ratios are determined and the applicable closing sales price of our common shares similarly will be extended. You also can review your eligible options in the Breakeven Calculator on this offer website, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from eligible option grants, the RSUs to be granted or cash (as applicable; paid pursuant to the offer if you choose to exchange your eligible option grants. The Breakeven Calculator can be accessed by all eligible employees. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting of the eligible option grants or RSUs. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the

Election Page (cont’d)

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employees. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting of the eligible option grants or RSUs. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on an RSU is greater than for an exchanged option based on the preliminary exchange ratios as of the beginning of the offer period and the assumed prices of our common shares that you enter, you would be able to profit from the RSU only if it actually vests. In addition, the Breakeven Calculator does not take into consideration the difference in taxation among RSUs, share options and cash payments. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result. The Breakeven Calculator is based on the preliminary exchange ratios included on this offer website and cannot be used to estimate the final exchange ratios that will be determined as of the date immediately prior to the offer expiration date based on the Black-Scholes option pricing model. The final exchange ratios may be higher or lower than the preliminary exchange ratios.

ELECTION INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. To participate in the offer, you must complete and deliver an election.

If you choose to participate in this offer, a properly completed, signed (electronically or otherwise) and dated election must be received via the ProLogis offer website (other than eligible employees located in France or Poland) or by facsimile by the offer expiration date. To submit your election, you must do one of the following by the offer expiration date, currently expected to be 6:00 a.m., U.S. Mountain Time, July 9, 2010:

(All eligible employees can access the ProLogis offer website at https://prologis.equitybenefits.com and view information with respect to the offer, the offer documents, and their eligible options grants. However, eligible employees located in France or Poland may submit elections only via facsimile and not via the offer website.)

Elections via the Offer Website (Other than Eligible Employees Located in Either France or Poland)

1. Access ProLogis' offer website by going to https://prologis.equitybenefits.com and enter your ProLogis email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the email from Walt Rakowich via Stock Plan Administration, dated June 10, 2010.

2. After logging into the offer website, first review the information and documents provided in the "Learn" section located on the "Welcome" page and then select the "View/Make/Change My Election" option.

3. Make My Election (Step 1 of 4): You will be provided with personalized information regarding the eligible option

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located on the "Welcome" page and then select the "View/Make/Change My Election" option.

3. Make My Election (Step 1 of 4): You will be provided with personalized information regarding the eligible option grants you hold, including the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants. Election instructions are provided below the eligible option grant information. You should review these instructions prior to making your elections. While eligible employees located in France or Poland may submit elections only via facsimile, they can access their personalized eligible option grant information via the offer website.

   Next to each of your eligible option grants, there is an "Election" box. Select the appropriate box (either "Yes" or "No") next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the offer. Proceed to the next step.

4. Review My Election (Step 2 of 4): Your selections are noted on this page of the offer website. If you are satisfied with these selections, proceed through the offer website to the next step.

5. Review Election Terms and Conditions; Submit My Election (Step 3 of 4): Review, acknowledge and agree to the Election Terms and Conditions provided and submit your election by selecting the button at the bottom of the page titled "Acknowledge and Agree. Submit My Election."

6. Print Election Confirmation (Step 4 of 4): Upon submitting your election, an Election Confirmation will be generated by the offer website. Please print and keep a copy of the Election Confirmation for your records.

Elections via Facsimile (Must be Used by Eligible Employees Located in Either France or Poland)

Any eligible employee may choose to submit their election form via facsimile. Due to applicable requirements under local law, eligible employees located in France or Poland may submit elections only via facsimile. To submit an election form via facsimile, you must do the following:

1. Properly complete, sign and date the election form included in the email from Walt Rakowich, dated June 10, 2010 announcing the offer and also available on the offer website.

2. Send the properly completed election form via facsimile to Kristi Oberson, Stock Plan Administration, at (303) 567 5761.
2. Send the properly completed election form via facsimile to Kristi Oberson. Stock Plan Administration, at (303; 567 5761 Eligible employees subject to tax in the Netherlands also must agree to and sign any tax ruling obtained from the Netherlands tax authorities (confirming the tax neutral aspect of the exchange: in order to exchange your eligible options. Tour employer will provide you with a copy of the consent to the ruling once a ruling is obtained. Your delivery of all documents relating to ihe otter, including elections, is at your own risk. Delivery will be deemed made only when actually received by us via the otter website or by facsimile, We intend to confirm the receipt of your election by email within 2 U.S. business days it you submit an election form by facsimile. It you submit your election via the otter website, you should print and keep a copy of the Election Confirmation generated on the otter website at the time thai you complete and submit your election. The printed Election Confirmation will provide evidence that you submitted your election. It you do not receive a confirmation by email, it is your responsibility to ensure that we have received your election by 6:00 a.m., U.S. Mountain Time, on July 9, 2010. Only responses that are properly completed and actually received by us via the otter website (other than eligible employees located in either France or Poland) or via facsimile by the offer expiration deadline will be accepted. Responses submitted by any other means, including email, hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted, Our receipt of your election is not by itself an acceptance of your eligible options for exchange. For purposes of the offer, we will be deemed to have accepted eligible options for exchange that are validly tendered and not properly withdrawn as of the expiration of the offer and the cancellation date. Promptly following the offer expiration date and cancellation date, we will give notice to the option holders generally of our acceptance for exchange of such options. which notice may be made by press release, email or other method of communication. ProLogis will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you an email confirmation or provide an Election Confirmation on the offer website (as applicable), by completing and submitting the election, you waive any right to receive any notice of the receipt of the tender of your eligible options, except as provided for in the Offer to Exchange. Any confirmation of receipt provided to you merely will be a notification that we have received your election and does not mean that your eligible options have been cancelled. Your eligible options that are accepted for exchange will be cancelled on the same U.S. calendar day as the expiration of the offer (but following the expiration of the offer;, which cancellation is scheduled to be July 9. 2010 (unless the offer is extended). 2. To change or withdraw prior elections of your eligible options, vou must complete and deliver a new election, Tenders of eligible options made through the offer may be changed or withdrawn at any time on or before 6:00 a.m.. I I Q Mm into in Tirrio nn hih;Q Tmn IfPrnl nnic QvtnnHc tho nffor hnnnnri ih^ttimo >;nii rrivii rhonnc nr withdraw vm ir

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2. To change or withdraw prior elections of your eligible options, you must complete and deliver a new election.

Tenders of eligible options made through the offer may be changed or withdrawn at any time on or before 6:00 a.m., U.S. Mountain Time, on July 9, 2010. If ProLogis extends the offer beyond that time, you may change or withdraw your election of your tendered eligible options at any time until the extended expiration of the offer. In addition, although ProLogis currently intends to accept your validly tendered eligible options promptly after the expiration of the offer, due to certain requirements under U.S. securities laws, if we have not accepted your options by 6:00 a.m., U.S. Mountain Time, on August 5, 2010 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your tendered eligible options at any time thereafter up to such time as ProLogis does accept your properly tendered options.

At any time prior to the offer expiration date, you may change your previous election and withdraw some of your eligible options from the offer, or elect to exchange additional eligible option grants, exchange fewer eligible option grants, exchange all of your eligible option grants, some of your option grants or none of your eligible option grants pursuant to the terms and conditions of the offer. To change an election you previously made with respect to some or all of your eligible option grants, you must do one of the following before the offer expiration date:

Election Changes and Withdrawals via the Offer Website (Other than Eligible Employees Located in Either France or Poland)

1. Access ProLogis' offer website by going to https://prologis.equitybenefits.com and enter your ProLogis email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the email from Walt Rakowich via Stock Plan Administration, dated June 10, 2010.

2. After logging into the offer website, first review the information and documents provided in the "Learn" section located on the "Welcome" page and then select the "View/Make/Change My Election" option.

3. Make My Election (Step 1 of 4): You will be provided with personalized information regarding the eligible option grants you hold, including the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants. Election instructions are provided below the eligible option grant information. You should review these instructions prior to making your elections. While eligible employees located in either France or Poland may submit elections only via facsimile, they can access their personalized eligible option grant information via the offer website.

   Next to each of your eligible option grants, there is an "Election" box. Select the appropriate box (either "Yes" or "No") next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the offer. Proceed to the next step.
1. 3. Make My Election (Step 1 of 4): You will be provided with personalized information regarding the eligible option grants you hold, including the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants. Election instructions are provided below the eligible option grant information. You should review these instructions prior to making your elections. While eligible employees located in either France or Poland may submit elections only via facsimile, they can access their personalized eligible option grant information via One offer website. Next to each of your eligible option grants, there is an Election” box. Select the appropriate box (either “Yes” or “No”) next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the offer. Proceed to the next step. Review My Election (Step 2 of 4): Your selections are noted on this page of the offer website. If you are satisfied with these selections, proceed through the offer website to the next step. Review Election Terms and Conditions: Submit My Election (Step 3 of 4;: Review, acknowledge and agree to the Election Terms and Conditions provided and submit your election by selecting the button at the bottom of the page titled “Acknowledge and Agree. Submit My Election. Print Election Confirmation (Step 4 of 4): Upon submitting your election, an Election Confirmation will be generated by the offer website. Please print and keep a copy of the Election Confirmation for your records. Election Changes and Withdrawals via Facsimile (Must be Used by Eligible Employees Located in Either France or Poland) Any eligible employee may choose to submit their change of election or withdrawal of their election via facsimile. Due to applicable requirements under local law. eligible employees located in either France or Poland may submit elections only via facsimile. To submit an election form via facsimile, you must do the following: Properly complete, date and sign the election form included in the email from Walt Rakowich via Stock Plan Administration, dated June 10. 2010. announcing the offer and also available on the offer website. Send the completed election form via facsimile to Kristi Oberson. Stock Plan Administration, via facsimile at (303)567 5761.

Election Page (cont’d)
Eligible employees subject to tax in the Netherlands also must agree to and sign any tax ruling obtained trom the Netherlands tax authorities (confirming the tax neutral aspect of the exchange) in order to exchange your eligible options. Your employer will provide you with a copy of the consent to the ruling once a ruling is obtained. If you withdraw some or all of your eligible option grants from the offer, you may elect to exchange the withdrawn eligible option grants again at an/time before the offer expiration date. All eligible option grants that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly reeled to exchange such eligible option grants before the offer expiration date. To reelectto exchange some or all of your withdrawn eligible option grants or to elect to exchange additional eligible option grants, you must submit a new election following the instructions described above. Your new election must be submitted no later than the offer expiration date in accordance with the procedures described in these instructions. Since anv prior election will be disregarded, your new election must indicate all eligible option grants you wish to exchange, not just those you have changed (added or withdrawn). Your new election must include the required information regarding all of the eligible option grants you want to exchange and must be signed and clearly dated after the date of any election you previously submitted. Upon the receipt of such a new, properly filled out. signed (electronically or otherwise) and dated election, any previously submitted elections will be disregarded and will be considered replaced in full by the new election. You will be bound by the last properly submitted election we receive prior to the offer expiration date. To help you recall your outstanding eligible option grants and give you the information necessary to make an informed decision, please refer to the grant information available via the offer website that lists your eligible option grants, the grant date of each of your eligible option grants, the per share exercise price of each of your eligible option grants, the number of common shares subject to each of your eligible option grants and the number of vested options for each of your eligible option grants. You also can review your eligible options in the Breakeven Calculator on this offer website, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from eligible option grants, the RSUs to be granted or cash paid pursuant to the offer if you choose to exchange your eligible option grants. The Breakeven Calculator can be accessed by all eligible employees. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account forvesting of the eligible option grants or RSUs. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on an RSU is greater than for an exchanged option based on the preliminary exchange ratios as of the beginning of the offer period and the assumed prices of our common shares that you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Breakeven Calculator does not take into consideration +H1-1 rliffi-i 1-1-11-1 r-i-1 iri +—iv—i+i nn ¦-1 m nnn DCI lr rh’-irr. fi ri+i flnr ¦-inH r^rki ri ‘mFn n n+r- h. I ri+ri —il r> n +h—i+ V-ifir-^-ii ir-fi rifthr. mi mrlinn

Election Page (cont’d)
ratios as ortne Beginning or me oner perien ana ins assumed prices or our common snares tnatyou enter, you wouin oe able to profit from the RSU only if it actually vests. In addition, this Breakeven Calculator does not take into consideration the difference in taxation among RSUs. share options and cash payments. Note also that because of the rounding resulting from the vesting of fractional shares, the values shown could be slightly higher or lower than the actual result. The Breakeven Calculator is based on the preliminary exchange ratios included on the offer website and cannot be used to estimate the final exchange ratios that will be determined as of the date immediately prior to the offer expiration date based on the Black-Scholes option pricing model. The final exchange ratios may be higher or lower than the preliminary exchange ratios described above. 3. No Partial Tenders. If you intend to tender eligible option grants through the offer, you must tender all of your shares subject to each eligible option grant. You may select which of your eligible option grants you wish to exchange. If you have exercised a portion of an eligible option grant, your election will apply to the portion that remains outstanding and unexercised. If you have an eligible option that is subjectto a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that eligible option grant, you may accept this offer with respect to the entire remaining outstanding portion of the eligible option grant if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. As you are the legal owner of the eligible option grant, we will respect an election properly made by you and accepted by us and will not be responsible to you or the beneficial owner of the eligible option grant for any action taken by you with respect to such an election. Accordingly, you should consider carefully whether to make an election to exchange any eligible option grant that is not completely beneficially owned by you. 4. Signatures on this election. With respect to all eligible employees other than eligible employees located in either France or Poland, logging into the ProLogis offer website and completing and submitting your election via the offer website is the equivalent of signing your name on a paper election form and has the same legal effect as your written signature. Elections by eligible employees located in France or Poland may not be submitted via the offer website and must be submitted by facsimile only. Elections by a trustee, executor, administrator, guardian, attorn ey-in-f act. officer of a corporation or other person acting in a fiduciary or representative capacity may not be submitted via the offer website and must be submitted by facsimile only. A paper election form submitted by facsimile must be signed by the holder of the eligible options and the signature must correspond with the name as written on the face of the option agreement or agreements to which the eligible options are subject without alteration, enlargement or any change whatsoever. If this election form is signed by a trustee.

Election Page (cont’d)

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A paper election form submitted by facsimile must be signed by the holder of the eligible options and the signature must correspond with the name as written on the face of the option agreement or agreements to which the eligible options are subject without alteration, enlargement or any change whatsoever. If this election form is signed by a trustee, executor, administrator, guardian, attorney in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to ProLogis of the authority of that person to act in that capacity must be submitted with this election form.

5. Other information on this election form.

In addition to signing the election form, you must print your name and indicate the date and time (U.S. Mountain Time) at which you signed. You also must specifically include a current email address (this can be your ProLogis email address or another email address).

6. Requests for assistance or additional copies.

Any questions and any requests for additional copies of the Offer to Exchange or this election form may be directed to Stock Plan Administration by phone at (303) 567 5277 or (915) 298 6650 or by email at stockplan@prologis.com. Copies will be furnished promptly at ProLogis' expense.

7. Irregularities.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any election forms. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any elections or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options in a uniform and nondiscriminatory manner. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the offer period, subject only to an extension that we may grant in our discretion.

Important: Elections must be received via the offer website (other than eligible employees located in France or Poland) or by facsimile on or before 6:00 a.m., U.S. Mountain Time, on July 9, 2010.

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maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any elections or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options in a uniform and nondiscriminatory manner. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the offer period, subject only to an extension that we may grant in our discretion.

Important: Elections must be received via the offer website (other than eligible employees located in France or Poland) or by facsimile on or before 6:00 a.m., U.S. Mountain Time, on July 9, 2010.

8. Additional documents to read.

You should be sure to read the Offer to Exchange, all documents referenced therein, and the email from Walt Rakowich, our Chief Executive Officer, dated June 10, 2010, before deciding to participate in the offer.

9. Important tax information.

Please refer to Section 14 of the Offer to Exchange and Schedules C through O, which contain important tax information. We also recommend that you consult with your personal advisors before deciding whether or not to participate in this offer.

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Need Help?
Contact Stock Plan Administration by phone at (303) 567-5277 or (915) 298-6650 or by email at stockplan@prologis.com.
Share Option Exchange Program Opens June 10ih, 2010 Expected to close July 9th, 2010, at 6 am U.S. Mountain Time Welcome: Home Lcciout Review My Election (Step 2 of 4) You have made the following elections with respect to your Eligible Option Grants: Eligible Option Grant Restricted Share Units mmi ^-f i i i i m M RSU Yes * No ‘ Projected as of July 9. 2010. There are no eligible options that are scheduled to vest or expire between June 10 2010 and July 9. 2010. However, note that the number of outstanding shares and the number of vested shares subject to your eligible option grant indicated in the table above assumes that the offer expires as of E:00 a.m.. U.S. Mountain Time on July 9. 2010. If the offer is extended, the actual number of shares subject to your eligible option grant that will be outstanding and/or vested as of the expiration of the offer and for which you would be eligible to receive RSUs or cash payment in exchange may be different from the numbers indicated in the table above. Additionally, any option that expires prior to the expiration date of the offer will not be an eligible option Further, note that any option you exercise prior to the expiration date of the offer will not be an eligible option to the extent exercised. * > Need Help? Cancel Continue Contact Stock Plan Administration by phone at . | (303) 567-5277 or (91 5) 298-6650 or by email at stockBlan@prolQgis.CQm * j

Agreement Page

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ProLogis

Share Option Exchange Program
Opens June 10th, 2010
Expected to close July 9th, 2010, at 6 am U.S. Mountain Time

Welcome: Home Logout

Review Election Terms and Conditions; Submit My Elections (Step 3 of 4)

Election Terms & Conditions

1. I agree that my decision to accept or reject the offer with respect to some or all of my eligible option grants is entirely voluntary and is subject to the terms and conditions of the offer documents, including (1) the Offer to Exchange Certain Outstanding Share Options for Restricted Share Units or Cash (referred to as the "Offer to Exchange"); (2) the email from Walt Rakowich via Stock Plan Administration, our Chief Executive Officer, dated June 10, 2010; and (3) the election form, together with its instructions.

2. I understand that I may change my election at any time by completing and submitting a new election no later than 6:00 a.m. U.S. Mountain Time, on July 9, 2010 (unless the offer is extended), but any election submitted and/or received after the offer expiration date will be void and of no further force and effect.

3. I understand that if I do not remain actively employed with ProLogis or its subsidiaries through the offer period and until the offer expires, I will cease to be an eligible employee under the terms of the offer and any election that I have made to exchange my eligible options pursuant to the offer will be ineffective. As a result, my eligible options will not be exchanged under the offer and I will not receive RSUs, or cash payments (as applicable).

4. I understand and agree that, subject to the terms of the ProLogis 2006 Long-Term Incentive Plan, as amended and the applicable RSU agreement, in the event of termination of my employment with ProLogis or any of its subsidiaries (whether or not in breach of local labor laws), my right to receive RSUs or a cash payment (as applicable) pursuant to the offer will terminate effective as of the date that I am no longer employed and will not be extended by any notice period mandated under local law; ProLogis shall have the exclusive discretion, in accordance with the term of the offer to determine when I am no longer actively employed for purposes of the offer and the grant of RSUs or cash (as applicable) pursuant to the offer.

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5. I agree that decisions with respect to future grants under any ProLogis equity compensation plan will be at the sole discretion of ProLogis.

6. I agree that: (i) the offer is discretionary in nature and may be suspended or terminated by ProLogis, in accordance with the terms set forth in the offer documents, at any time prior to the expiration of the offer; (ii) ProLogis may, at its discretion, refuse to accept my election to participate; and (iii) the offer is a one-time offer that does not create any contractual or other right to receive future offers, options or benefits in lieu of offers.

7. I agree that: (i) the value of any RSUs or cash payment and participation in the offer made pursuant to the offer is an extraordinary item of income which is outside the scope of my employment contract, if any; (ii) the offer value of any RSUs pursuant to the offer is not part of normal or expected compensation for any purpose, including but not limited to purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for ProLogis, my current employer or any subsidiary or affiliate of ProLogis.

8. Neither my participation in the offer nor this election will be construed so as to grant me any right to remain in the employ of ProLogis or any of its subsidiaries and will not interfere with the ability of my current employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any).

9. Neither my participation in the offer nor this election will be interpreted to form an employment or service contract or relationship with ProLogis or any subsidiary or affiliate of ProLogis.

10. I understand that the future value of the ProLogis common shares underlying the RSUs is unknown and cannot be predicted with certainty.

11. *For the exclusive purpose of implementing, administering and managing my participation in the offer, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and ProLogis and its subsidiaries and affiliates. I understand that ProLogis and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in ProLogis, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the offer ("Data"). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the offer, that these recipients may be located in my country*

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and managing the offer ("Data"). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the offer, that these recipients may be located in my country or elsewhere, and that the recipient's country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the offer. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the offer. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the offer. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources department representative.

12. Regardless of any action that ProLogis or a subsidiary or affiliate of ProLogis takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the offer and RSUs or cash (as applicable) ("Applicable Withholdings"), I acknowledge that the ultimate liability for any tax or social insurance liability related to the offer and RSUs or cash payment is and remains my sole responsibility. I further acknowledge that ProLogis (1) makes no representations or undertakings regarding the treatment of any Applicable Withholdings in connection with any aspect of the offer and the RSUs and cash payments, including, but not limited to, the exchange of eligible options for RSUs or cash payment, the grant, vesting or settlement of the RSUs, payment of dividend equivalent payments, the issuance of shares upon settlement of the RSUs, the subsequent sale of shares acquired pursuant to such issuance and the receipt of any dividends; and (2) does not commit to and is under no obligation to structure the terms of the offer or any aspect of the RSUs or cash payment to reduce or eliminate my liability for Applicable Withholdings or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction between the date of grant of my eligible options and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that ProLogis and/or my employer (or former employer, as applicable) may be required to withhold or account for Applicable Withholdings in more than one jurisdiction. I authorize ProLogis and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages, from the proceeds of any share sales or other cash payment paid to me by ProLogis and/or its subsidiaries. Finally, I agree to pay to ProLogis or its subsidiary any amount of Applicable Withholdings that ProLogis or its subsidiary may be required to withhold as a result of my participation in the offer and the grant of RSUs or cash payment if ProLogis does not satisfy the Applicable Withholding through other means. ProLogis may refuse to issue or deliver the shares subject to RSUs that I receive pursuant to the offer, if I fail to comply with my obligations in connection with the Applicable Withholdings.

13. I acknowledge that I may be accepting part or all of the offer and the terms and conditions of this election in

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13. I acknowledge that I may be accepting part or all of the offer and the terms and conditions of this election in English and I agree to be bound accordingly. If I have received this election or any other offer document translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

14. I acknowledge and agree that none of ProLogis or a subsidiary or affiliate of ProLogis, or any of their respective employees or agents, has made any recommendation to me as to whether or not I should accept the offer to exchange my eligible options and that I am not relying on any information or representation made by any such person in accepting or rejecting the offer, other than any information contained in the offer documents.

15. I agree that participation in the offer is governed by the terms and conditions set forth in the offer documents including this election form. I acknowledge that I have received the offer documents and have been afforded the opportunity to consult with my own investment, legal and/or tax advisors before making this election and that I have knowingly accepted or rejected the offer. I agree that any and all decisions or interpretations of ProLogis upon any questions relating to the offer and this election will be given the maximum deference permitted by law, although I have all rights accorded to me under applicable law to challenge such decision or interpretation in a court of competent jurisdiction.

16. I further understand that if I submit my election by facsimile, ProLogis intends to send me a confirmation of receipt of my election form by email at the email address as I have provided to ProLogis on the election form, within 2 U.S. business days after ProLogis receives my election form. I understand that if I submit my election via the offer website, the Election Confirmation provided on the offer website at the time I submit my election will provide evidence that I submitted my election and that I should print and keep a copy of such Election Confirmation for my records. If I do not receive a confirmation by email, I understand that it is my responsibility to ensure that my election has been received no later than 6:00 a.m., U.S. Mountain Time, on July 9, 2010. I understand that only responses that are complete, signed (electronically or otherwise), dated and actually received by ProLogis by the deadline will be accepted.

Email Address:

Employee ID:

An e-mail will be sent to the e-mail address above confirming your election after you select the "Acknowledge and Agree. Submit My Election" button below.

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Acknowledge and Agree. Submit My Election

Need Help?

Contact Stock Plan Administration by phone at (303) 567-5277 or (915) 298-6650 or by email at stockplan@prologis.com.

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Share Option Exchange Program Opens June 10th, 2010 Expected to close July 9th, 2010, at 6 am U.S. Mountain Time Welcome: Carie Zoellner Home Logout Print Election Confirmation (Step 4 of 4) Your election has been recorded as follows: Eligible Option Grant Restricted Share Units pu.N.LT^.w,,.- ¦>, T:.w^lli.p-,^^r^MylliW.l.,,|| || M ^ , | iji p l^^MMl^ * Projected as of July 9, 2010. Please print and keep a copy of this Election Confirmation page for your records. The printed copy of this Election Confirmation will provide evidence that you submitted your election. Print A Confirmation Logout Return To Welcome Page

Printable Page
Home ProLogis Share Option Exchange Program — Election Confirmation Your election has been recorded as follows: Name: Employee ID # : Date: Eligible Option Grant Restricted Share Units r t r i t t^^^Frsu ™ ^^Mcf^n ‘ Projected as of July 9. 2010 please print and keep a copy of this Election Confirmation page for your record. The printed copy of this Election Confirmtaion will provide evidence that you submitted your election.

If an Employee Does not Print their confirmation:
If an Employee Does not Print their confirmation: VBScript: Confirm Print Have you printed the Confirmation Page? If not, select “No” and then “Yes” on the next screen, Then, print this page by either pressing CTRL+P on the keyboard or select the Print option from your browser’s File Menu, Yes No VBScript: Confirm Print We strongly recommend you Print a Confirmation before leaving this page. To print this page press CTRL+P on the keyboard or select the Print Option from your browser’s File Menu. If you want to stay at this page click Yes. If you want to continue with your action click No. Yes | No

Breakeven Calculator
Option Exchange Breakeven Calculator Value for Value analysis — Based on Preliminary Exchange Ratios “Price at which the gain from my exercised options (if f did not enter into the exchange) would equal the value of New RSUs” Step 1: Select Eligible Grant Number v Exercise Price of Eligible Option Number of Shares in Eligible Option Press to Calculate Breakeven Calculate I Preliminary Exchange Ratio Based on Eligible Grant Number Selected I in Step 1 Preliminary Number of New RSUs Breakeven (potential share option exercise gain amount = the value of I-the new RSUs) What is the Value of My Eligible Option Grant and New RSUs at Other Stock Prices? Step 2: Enter Hypothetical Share Price to Calculate Values Press to Calculate Values Value of Eligible Option Shares at Price Entered in Step 2 Value of New RSUs at Price Entered in Step 2 | | Reset I

Forgot Password Page
Share Option Exchange Program Opens June 10th, 2010 Expected to close July 9th, 2010, at 6 am U.S. Mountain Time To reset your account and/or generate a new temporary password, please enter your Login ID and answer all security questions below and submit A temporary password will be sent to your email address. Once you enter the site with the new password you will be prompted to change your password. Enter your Login ID? What is your ProLogis employee identification number? What country do you work in? Submit Return to Login Page